Exhibit (a)(15)

                             CDC NVEST FUNDS TRUST I

             Amendment No. 14 to Amended and Restated Agreement and
                              Declaration of Trust

     The undersigned, being at least a majority of the Trustees of CDC Nvest Funds Trust I (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Amended and Restated Agreement and Declaration of Trust, as amended by Amendments Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, and 13 thereto (the
"Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of the Commonwealth of Massachusetts, as follows:

     1. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

     Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: (1) CDC Nvest Government Securities Fund, (2) CDC Nvest Growth Fund, (3) CDC Nvest Balanced Fund, (4) CDC Nvest Star Value Fund,
     (5) CDC Nvest Bond Income Fund, (6) CDC Nvest Municipal Income Fund, (7) CDC Nvest International Equity Fund, (8) CDC Nvest Capital Growth Fund, (9) CDC Nvest Star Advisers Fund, (10) CDC Nvest Strategic Income Fund, (11) CDC Nvest Star Worldwide Fund, (12) CDC Nvest Star Small Cap Fund, (13) CDC Nvest Large Cap Growth Fund, (14) CDC Nvest Jurika & Voyles Relative Value Fund and (15) CDC Nvest Star Growth Fund.

     The foregoing amendment shall be effective as of the time it is filed with the Secretary of State of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 31st day of August, 2001.


/s/ Graham T. Allison, Jr.                         /s/ Sandra O. Moose
-----------------------------                      -----------------------------
Graham T. Allison, Jr.                             Sandra O. Moose

/s/ Daniel M. Cain                                 /s/ John A. Shane
-----------------------------                      -----------------------------
Daniel M. Cain                                     John A. Shane

/s/ Kenneth J. Cowan                               /s/ John T. Hailer
-----------------------------                      -----------------------------
Kenneth J. Cowan                                   John T. Hailer

/s/ Richard Darman                                 /s/ Peter S. Voss
-----------------------------                      -----------------------------
Richard Darman                                     Peter S. Voss

                                                   /s/ Pendleton P. White
                                                   -----------------------------
                                                   Pendleton P. White